Exhibit 99.1
DELTA PETROLEUM CORPORATION
UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS
     On November 8, 2005, Delta Petroleum Corporation (the “Company”) entered into a merger agreement with Castle Energy Corporation (“Castle”) that has been approved by both Boards of Directors. The Company will acquire Castle, which holds 6,700,000 shares of the Company’s common stock, and will issue 8,500,000 shares of the Company’s common stock to Castle’s shareholders, for a net issuance of 1,800,000 shares of common stock. The purchase price includes the fair value of the shares issued of $30.6 million and the assumption of approximately $1.7 million of liabilities. Castle holds current net assets of approximately $22.4 million, producing oil and gas properties located in Western Pennsylvania and other assets. The merger is subject to the approval of the Castle shareholders. The following unaudited condensed combined pro forma financial information shows the pro forma effects of the merger (the “Merger”).
     The following unaudited condensed combined pro forma balance sheet dated September 30, 2005 assumes that the merger occurred on that date. The unaudited condensed combined pro forma statements of operations for the Company’s three month period ended September 30, 2005 and the Company’s year ended June 30, 2005 assume that the merger occurred as of July 1, 2004.
     The pro forma adjustments reflected in these unaudited condensed combined pro forma financial statements are described in the notes thereto and are based on the Company’s estimates, available information and assumptions that management deems to be reasonable; however, the amounts actually recorded may be materially different. In the opinion of management, all adjustments necessary to present fairly the pro forma financial statements have been made.
     These statements should be read in conjunction with the historical financial statements and related notes of the Company and Castle.
     The accompanying unaudited condensed combined pro forma financial statements do not purport to represent what the Company’s results of operations would actually have been had the transactions discussed above occurred on the dates indicated, or to project our results of operations for any future period for the items described above and other matters. In addition, the allocation of the purchase price reflected in the pro forma condensed combined financial statements is subject to adjustment and may vary from the actual purchase price allocation that will be recorded upon completion of the merger.

DELTA PETROLEUM CORPORATION
Unaudited Condensed Combined Pro Forma Balance Sheet
(In thousands)

	September 30, 2005	December 31, 2005	Pro Forma
	Delta	Castle	Adjustments	Combined
	(Historical)			(Pro Forma)
ASSETS

Cash and cash equivalents	$24,077	$22,849	$—	$46,926
Marketable securities available for sale	—	20	—	20
Accounts receivable	18,770	729	—	19,499
Prepaid assets	5,510	202	—	5,712
Inventory	4,216	—	—	4,216
Deferred tax asset	9,013	—	—	9,013
Other current assets	2,390	—	—	2,390

Total current assets	63,976	23,800	—	87,776

Property and equipment	587,653	8,704	(2,744)[2]	593,631

Long term assets	14,784	145,864	(143,285)[2]	17,363

	$666,413	$178,368	$(146,029)	$698,752

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current portion of long-term debt	$7,072	$—	$—	$7,072
Accounts payable	46,859	541	—	47,400
Derivative liabilities	23,489	—	—	23,489
Other accrued liabilities	8,153	846	—	8,999

Total current liabilities	85,573	1,387	—	86,960

7% senior unsecured notes	149,291	—	—	149,291
Senior credit facility	56,000	—	—	56,000
Term loan — DHS	28,000	—	—	28,000
Asset retirement obligation	2,920	322	—	3,242
Deferred income taxes	—	41,297	(41,297)[2]	—
Derivative liabilities	8,925	—	—	8,925
Other debt, net	99	22	—	121

Total long-term liabilities	245,235	41,641	(41,297)	245,579

Minority interest	15,215	—	—	15,215

STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—	—
Common stock	477	6,109	(6,109)[1]	495
			18 [1]
Treasury stock	—	(66,667)	66,667 [1]	—
Additional paid in capital	340,930	89,358	(89,358)[1]	371,520
			30,590 [1]
Unearned compensation	(3,517)	—	—	(3,517)
Accumulated other comprehensive income (loss)	(7,847)	68,330	(68,330)[1]	(7,847)
Accumulated deficit	(9,653)	38,210	(38,210)[1]	(9,653)

Total stockholders’ equity	320,390	135,340	(104,732)	350,998

	$666,413	$178,368	$(146,029)	$698,752

Book value per share*	$6.46	$18.53		$6.83

*	Compiled by dividing stockholders’ equity by the number of shares of common stock issued and outstanding at the end of each period plus the dilutive effect of securities outstanding.
See accompanying notes to unaudited condensed combined pro forma financial statements

DELTA PETROLEUM CORPORATION
Unaudited Condensed Combined Pro Forma Statement of Operations
(Dollars in thousands, except per share amount)

	Three	Three
	Months Ended	Months Ended
	September 30, 2005	December 31, 2005	Pro Forma
	Delta	Castle	Adjustments	Combined
	(Historical)			(Pro Forma)
REVENUES

Oil and gas sales	$31,560	$926	$—	$32,486
Drilling and trucking income	3,110	—	—	3,110
Realized gain (loss) on derivative instruments, net	(2,692)	—	—	(2,692)

Total revenue	31,978	926	—	32,904

OPERATING EXPENSES
Production costs	7,497	142	—	7,639
Depreciation, depletion and amortization	10,410	110	(41)[1]	10,479
Exploration expense	851	—	—	851
Dry hole expense	1,764	—	—	1,764
Drilling and trucking expense	2,115	—	—	2,115
Professional fees	734	—	—	734
General and administrative	6,638	1,036	—	7,674

Total operating expenses	30,009	1,288	(41)	31,256

Operating income	1,969	(362)	41	1,648

OTHER INCOME (EXPENSE)
Other income (expense)	64	143	—	207
Gain on sale of marketable securities	1,194	—	—	1,194
Unrealized loss on derivative contracts, net	(18,843)	—	—	(18,843)
Minority interest	(531)	—	—	(531)
Equity income	—	—	—	—
Interest and financing expense	(4,019)	—	—	(4,019)

Total other income (expense)	(22,135)	143	—	(21,992)

Income (loss) from continuing operations	(20,166)	(219)	41	(20,344)

Income tax benefit (expense)	7,721	94	(26)	7,789

Net income (loss) from continuing operations	$(12,445)	$(125)	$15	$(12,555)

Income from continuing operations per common share:
Basic	$(0.29)			$(0.28)

Diluted	$(0.29)			$(0.28)

Weighted average common shares outstanding:
Basic	42,305		1,800	44,105

Diluted	42,305		1,800	44,105

See accompanying notes to unaudited condensed combined pro forma financial statements

DELTA PETROLEUM CORPORATION
Unaudited Condensed Combined Pro Forma Statement of Operations
(Dollars in thousands, except per share amount)

	Year Ended	Year Ended
	June 30, 2005	September 30, 2005	Pro Forma
	Delta	Castle	Adjustments	Combined
	(Historical)		(Pro Forma)
REVENUES

Oil and gas sales	$90,871	$2,561	$—	$93,432
Drilling and trucking income	4,796	—	—	4,796
Realized gain (loss) on derivative instruments, net	(960)	—	—	(960)

Total revenue	94,707	2,561	—	97,268

OPERATING EXPENSES
Production costs	22,269	584	—	22,853
Depreciation, depletion and amortization	23,207	507	(242)[1]	23,472
Exploration expense	6,155	—	—	6,155
Dry hole expense	2,771	—	—	2,771
Drilling and trucking expense	4,666	—	—	4,666
Professional fees	2,010	(845)	—	1,165
General and administrative	14,920	4,931	—	19,851

Total operating expenses	75,998	5,177	(242)	80,933

Operating income	18,709	(2,616)	242	16,335

OTHER INCOME (EXPENSE)
Other income (expense)	(492)	668	—	176
Gain on sale of marketable securities	—	3,066	(3,066)[2]	—
Unrealized loss on derivative contracts, net	—	—	—	—
Minority interest	1,017	—	—	1,017
Equity income	—	1,695	(1,690)[2]	5
Interest and financing expense	(7,958)	—	—	(7,958)

Total other income (expense)	(7,433)	5,429	(4,756)	(6,760)

Income (loss) from continuing operations	11,276	2,813	(4,514)	9,575

Income tax benefit (expense)	3,325	(1,012)	1,663	3,976

Net income (loss) from continuing operations	$14,601	$1,801	$(2,851)	$13,551

Income from continuing operations per common share:
Basic	$0.36			$0.32

Diluted	$0.35			$0.31

Weighted average common shares outstanding:
Basic	40,327		1,800	42,127

Diluted	42,020		1,800	43,820

See accompanying notes to unaudited condensed combined pro forma financial statements

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA
FINANCIAL STATEMENTS
A) BASIS OF PRESENTATION
     On November 8, 2005, Delta Petroleum Corporation (the “Company” or “Delta”) entered into a merger agreement with Castle Energy Corporation (“Castle”) that has been approved by both Boards of Directors. The Company will acquire Castle, which holds 6,700,000 shares of the Company’s common stock, and will issue 8,500,000 shares of the Company’s common stock to the Castle shareholders, for a net issuance of 1,800,000 shares of common stock. Castle holds current assets of approximately $22.4 million, producing oil and gas properties located in Western Pennsylvania and other assets. The merger is subject to the approval of the Castle shareholders. The accompanying unaudited condensed combined pro forma financial information shows the pro forma effects of the merger (the “Merger”).
     The accompanying unaudited condensed combined pro forma balance sheet as of September 30, 2005 assumes that the Merger occurred on that date. The unaudited condensed combined pro forma statements of operations for Delta’s three months ended September 30, 2005 and Delta’s year ended June 30, 2005 assume that the Merger occurred as of July 1, 2004. These statements should be read in conjunction with the historical financial statements and related notes of both the Company and Castle. Delta utilizes the successful efforts method of accounting for its oil and gas properties while Castle utilizes the full cost method of accounting for its oil and gas properties. Based on the Company’s review of Castle oil and gas activities, no adjustments are required to convert from the full cost method of accounting to the successful efforts method of accounting for the periods presented.
B) BALANCE SHEET
     The pro forma adjustments reflect the allocation of the purchase price as applied in accordance with generally accepted accounting principles to the fair value of the assets acquired and the liabilities assumed.
     The following adjustments have been made to the accompanying unaudited condensed combined pro forma balance sheet as of September 30, 2005:
     (1) These adjustments eliminate Castle’s historical stockholders’ equity and reflect the issuance of incremental shares of Delta stock in the Merger. The Company will issue of 8,500,000 shares of the Company’s common stock to Castle at the weighted average price of $17.00 per share based on the closing price surrounding the announcement of the transaction in exchange for 6,700,000 shares of the Company’s common stock, previously owned by Castle, valued at the same price. The market value of the 1.8 million incremental shares is $30.6 million. In addition, Delta assumed $1.7 million of Castle’s liabilities.
     (2) These adjustments eliminate Castle’s historical balances related to Castle’s investment in Delta common stock of $145.9 million and adjust the assets received in the Merger to the purchase price. In addition, a deferred tax asset of $2.6 million relating to operating loss carryforwards was reclassified and is expected to be utilized by Delta.
C) STATEMENTS OF OPERATIONS
     The accompanying unaudited condensed combined statements of operations for Delta’s three months ended September 30, 2005 and Delta’s year ended June 30, 2005 assumes that the Merger occurred as of July 1, 2004. The three months ended September 30, 2005 unaudited condensed combined statement of operations includes Delta’s three months ended September 30, 2005 and Castle’s historical three months ended December 31, 2005 statement of operations. The year ended June 30, 2005 unaudited condensed combined statement of operations includes Delta’s historical year ended June 30, 2005 and Castle’s historical year ended September 30, 2005 statement of operations.
     The following adjustments have been made to the accompanying condensed combined pro forma statements of operations for the three months ended September 30, 2005 and the year ended June 30, 2005:
     (1) This adjustment revises Castle’s historical depletion expense associated with oil and gas properties based on the pro forma allocation of the purchase price.
     (2) These adjustments eliminate Castle’s historical amounts resulting from its transactions in or ownership of Delta common stock.

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA
FINANCIAL STATEMENTS
D) SUPPLEMENTAL PRO FORMA FINANCIAL DATA - OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)
     The following unaudited information has been prepared in accordance with Statement of Financial Accounting Standards No. 69, DISCLOSURE ABOUT OIL AND GAS PRODUCING ACTIVITIES (SFAS 69).
     (1) ESTIMATED PROVED OIL AND GAS RESERVES
     Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions; i.e., prices and costs as of the date the estimate is made. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based on future conditions.
     An estimate of pro forma proved oil and gas reserves of Delta and the Castle properties are as follows. Such estimates are inherently imprecise and may be subject to substantial revisions. The reserve information shown is as of the most recently available information for each company.

	Delta		Castle
	June 30, 2005		September 30, 2005		Combined
		Natural		Natural		Natural
	Oil	Gas	Oil	Gas	Oil	Gas
	(MBbl)	(Mmcf)	(MBbl)	(Mmcf)	(MBbl)	(Mmcf)
Proved developed reserves	7,532	70,568	—	7,792	7,532	78,360
Proved undeveloped reserves	6,334	70,473	—	624	6,334	71,097

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA
FINANCIAL STATEMENTS
     (2) STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS
     The standard measure of discounted future net cash flows has been calculated in accordance with the provisions of SFAS No. 69.
     Future oil and gas sales and production and development costs have been estimated using prices and costs in effect at the end of the years indicated. Future general and administrative and interest expenses have not been considered.
     Changes in the demand for oil and natural gas, inflation, and other factors make such estimates inherently imprecise and subject to substantial revision. This table should not be construed to be an estimate of the current market value of the proved reserves.
     The pro forma standardized measure of discounted future net cash flows is as follows:

	Delta	Castle
	June 30, 2005	September 30, 2005	Combined
	(In thousands)
Future cash flows	$1,789,502	$129,204	$1,918,706
Future production costs	(385,739)	(27,260)	(412,999)
Future development costs	(192,350)	(1,379)	(193,729)
Future income tax expense	(294,754)	(28,535)	(323,289)

Future net cash flows	916,659	72,030	988,689
Discounted factor of 10% for estimated timing of future cash flows	(399,289)	(38,845)	(438,134)

Standardized measure of discounted future cash flows	$517,370	$33,185	$550,555